UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2021

RATTLER MIDSTREAM LP

(Exact Name of Registrant as Specified in Charter)

DE	001-38919	83-1404608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, TX	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	RTLR	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

On December 22, 2021, Rattler Midstream LP (“Rattler”) completed certain actions with respect to an internal reorganization (the “Reorganization”), including the contribution (the “Contribution”) of 100% of the limited liability company interests Rattler held in Rattler Midstream Operating LLC (“Rattler OpCo”) to Rattler Holdings LLC, a newly-formed, wholly-owned subsidiary of Rattler (“Rattler HoldCo”). As a result of the Contribution, Rattler HoldCo was admitted as a member of Rattler OpCo, and replaced Rattler as the managing member of Rattler OpCo.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2021, Rattler OpCo amended and restated its Second Amended and Restated Limited Liability Company Agreement (as amended and restated, the “Third Restated LLC Agreement”) to, among other things, reflect the admission of Rattler HoldCo as a member of Rattler OpCo following the Contribution and the substitution of Rattler HoldCo as the managing member of Rattler OpCo.

The foregoing description of the Third Restated LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Third Restated LLC Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 8.01.	Other Events.

Third Amendment to Credit Agreement

On December 21, 2021, Rattler, as parent, entered into a third amendment (the “Third Amendment”) to the Credit Agreement, dated as of May 28, 2019, with Rattler OpCo, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (the “Credit Agreement”) to, among other things, (i) permit the Reorganization, including, without limitation, the formation of Rattler HoldCo and the Contribution and (ii) provide for the addition of Rattler HoldCo as a Guarantor and Restricted Subsidiary (as such terms are defined in the Credit Agreement).

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Amended and Restated Services and Secondment Agreement

On December 22, 2021, the Services and Secondment Agreement among Rattler, Rattler OpCo, Rattler Midstream GP LLC, Diamondback Energy, Inc. and Diamondback E&P LLC, dated effective as of May 28, 2019, was amended and restated (as amended and restated, the “Restated Services and Secondment Agreement”) to add Rattler HoldCo as a party to the Services and Secondment Agreement to support Rattler HoldCo’s role as the managing member of Rattler OpCo.

The foregoing description of the Restated Services and Secondment Agreement is not complete and is qualified in its entirety by reference to the full text of the Restated Services and Secondment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

3.1	Third Amended and Restated Limited Liability Company Agreement of Rattler Midstream Operating LLC.

10.1	Third Amendment to Credit Agreement, dated as of December 21, 2021, among Rattler Midstream Operating LLC, as borrower, Rattler Midstream LP, as parent, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto.

10.2	Amended and Restated Services and Secondment Agreement, dated as of December 22, 2021, by and among Diamondback Energy, Inc., Diamondback E&P LLC, Rattler Midstream GP LLC, Rattler Midstream LP, Rattler Holdings LLC and Rattler Midstream Operating LLC.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATTLER MIDSTREAM LP

	By:	Rattler Midstream GP LLC, its general partner
Date: December 27, 2021

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary